Exhibit 3.1


                        The Commonwealth of Massachusetts

                                John F.X. Davoren
                          Secretary of the Commonwealth
                           State House, Boston, Mass.



                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                              ____________________

         We, Richard Hyde, President and Arthur T. Wasserman, Clerk of

                         Hyde Athletic Industries, Inc.
                              (Name of Corporation)

            located at 432 Columbia Street, Cambridge, Massachusetts

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on June 16, 1969 by vote of 245 shares of Common Stock out of 245 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.   The name by which the corporation shall be known is:

                         Hyde Athletic Industries, Inc.

2.   The purposes for which the corporation is formed are as follows:

                              See attached sheet 2

3. The total number of shares and the par value of any of each class of stock which the corporation is authorized to issue is as follows:

------------------------------- ---------------------------- ---------------------------------------------------------
                                     Without Par Value                            With Par Value
------------------------------- ---------------------------- ---------------------------------------------------------
        Class of Stock               Number of Shares             Number of Shares                 Par Value
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Preferred                          0                         500,000                       $1.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Common                           0                        2,500,000                      $1.00
------------------------------- ---------------------------- ---------------------------- ----------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                           See attached pages 3A - 3D

*5 The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                                      None

(* If there are no such provisions, state "None")

*6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     The directors may make, amend, or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

     Meetings of the stockholders of the corporation may be held anywhere in the United States.

                                     Sheet 2

     To manufacture, buy, sell and otherwise deal in and with all kinds of footwear (including, without limitation, boots, shoes, overshoes, slippers and all kinds of athletic footwear), both on its own account and for others.

     To acquire, hold, lease or dispose of any real estate necessary or incidental to the business of the corporation.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares, merchandise and personal property of every class and description.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow and lend money and negotiate loans; to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons, mortgages and other securities.

     To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, mortgages, obligations and other securities of any government authority or company; to form, promote, subsidize and assist companies syndicates, or partnerships of all kinds and to finance and refinance the same.

     In general, to do any act necessary or incidental to the conduct of said business and in the transaction of the foregoing business and undertakings, or any of them, to carry on any other business, whether manufacturing or otherwise, and do any other thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations; and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

                                  Pages 3A - 3D

(a) the shares of Preferred Stock may be divided into and issued in one or more series of any number of shares, provided that the aggregate numbers of shares outstanding of all such series shall not exceed the total number of shares of Preferred Stock authorized by the Articles of Organization. Each series of Preferred Stock shall be distinctively designated. Except as otherwise herein stated, all series of Preferred Stock shall rank equally and be identical in all respects. Each share of a series shall be identical in all respects with all other shares of such series.

(b) the Board of Directors shall have authority by vote to establish and designate each series of Preferred Stock and the number of shares which shall constitute each series (which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) by vote of the Board of Directors), and therein to fix and determine the variations in the relative rights preferences as between the different series with respect to:

     (1) the annual rate or amount of dividends payable on shares of each series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of each series issued prior to the payment date for the first dividend of each such series;

     (2) whether each series shall be redeemable or callable and, if so, the terms and conditions of such redemption or call, including the time or times when and the price or prices at which shares of each series shall be redeemed, or called, and including the terms and conditions of any retirement or sinking fund for the purchase or redemption of shares of each series;

     (3)  the  amount  payable  on  shares  of  each  series  in  the  event  of
          liquidation,   dissolution  or  winding  up  of  the  affairs  of  the
          corporation;

     (4) whether each series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of each series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

     (5) whether each series shall have any voting rights in addition to those prescribed by law, and, if so, the terms and conditions of exercise of such voting rights;

     (6) the conditions and restrictions, if any, on the payment of dividends, or on the making of other distributions on, or the purchase, redemption or other acquisition by, the corporation or any subsidiary, of the Common Stock, or of any other class, (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up;

     (7) the conditions and restrictions, if any, on the creation of indebtedness of the corporation or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of each series as to dividends or upon liquidation, dissolution or winding up; and

     (8) such other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or resolutions previously adopted as to shares then still authorized or with the provisions of these Articles of Organization or with the laws of the Commonwealth of Massachusetts.

     (c) (1) So long as any shares of Preferred Stock of any series shall be outstanding, the corporation will not declare or pay any dividends on the Common Stock (other than dividends payable solely in shares of Common Stock) or make any distributions of any kind, either directly or indirectly, in respect of shares of Common Stock, or make any payment on account of the purchase, redemption or other acquisition of Common Stock, unless on the payment, distribution or redemption date, as the case may be, all dividends on the then outstanding shares of Preferred Stock of all series for all past dividends periods shall have been paid to the full extent of the preferences, if any, to which each series of Preferred Stock is entitled.

     (2) In case the corporation shall not pay in full all dividends required to be paid on all shares of all series of cumulative Preferred Stock at the time outstanding to the full extent of the preference, if any, to which each such cumulative series is entitled, all cumulative series which are of equal rank with respect to such dividend preference shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the amounts that would be payable on such series if all dividends thereon were paid in full. Accumulations of dividends shall not bear interest.

     (3) After the requirements with respect to preferential dividends upon all classes of capital stock, and each series thereof, shall have been met, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends, out of any remaining net profits or net assets of the corporation available therefor, when, as and if (subject to the foregoing provisions of this Article Fourth) such dividends may be declared from time to time by the Board of Directors. After distribution in full of the preferential amounts to be distributed to the holders of all classes of stock, and each series thereof, having more than parity with Common Stock upon liquidation, dissolution or winding up, then, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     (4) A liquidation, dissolution or winding up of the corporation, as such terms are used herein, or as may be used in any resolution or resolutions of the Board of Directors providing for the issue of any series of this corporation's capital stock, shall not be deemed to be occasioned by or to include:

     (i) any consolidation or merger of the corporation with or into any other corporation or corporations, or

     (ii) any sale, lease, exchange or other transfer of any or all of the assets of the corporation to another corporation or corporations pursuant to a plan which shall provide for the receipt by the corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or transfer, of securities of such other corporation or corporations or if any company or companies subsidiary to, controlled by, or affiliated with such other corporation or corporations.

     (d) The authorized but unissued shares of Common Stock and the authorized but unissued shares of Preferred Stock may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

     (e)(1) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the Business Corporation Law of the Commonwealth of Massachusetts, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one vote per share for all purposes for such share of Common Stock held of record by him.

     (2) Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by the Business Corporation Law of the Commonwealth of Massachusetts, the holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as hereinunder amended as amendments to the following articles.

(*If there are no such amendments, state "None")

                                      NONE

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 16th day of June in the year 1969.

/s/ Richard Hyde, President

/s/ Arthur T. Wasserman, Clerk



                        The Commonwealth of Massachusetts

                       X RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)



I hereby approve the within restated articles of organization and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 18th day of June, 1969



                                /s/ John Davoren

                                 /s/ Kevin White



            Secretary of the Commonwealth State House, Boston, Mass.

                         TO BE FILLED IN BY CORPORATION

         Photo copy of restated articles of organization to be sent to:

                            Nutter, McClennen & Fish
                                75 Federal Street
                           Boston, Massachusetts 02110
                               Attn: C. Alexander
                               Phone No. 423-7011

                               Copy mailed 6-20-69

                        The Commonwealth of Massachusetts
                                John F.X. Davoren
                          Secretary of the Commonwealth
                           State House, Boston, Mass.



                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72



This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Richard Hyde, President and Arthur T. Wasserman, Clerk of

                         Hyde Athletic Industries, Inc.
                              (Name of Corporation)

located at 432 Columbia Street, Cambridge, Massachusetts

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on July 8, 1969 by vote of 625,000 shares of Common Stock out of 625,000 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

For increase in capital fill in the following:

The total amount of capital   ............ shares preferred with par value
stock already authorized is:  ............ shares common with par value
                              ............ shares preferred without par value
                              ............ shares common without par value
The amount of additional      ............ shares preferred with par value
capital stock authorized is:  ............ shares common with par value
                              ............ shares preferred without par value
                              ............ shares common without par value

VOTED: That the Restated Articles of Organization of this corporation be, and hereby are, amended to reduce the authorized Common Stock of this corporation, one dollar par value per share, from 2,500,000 shares to 2,425,000 shares, such reduction to be accomplished by cancelling and retiring 75,000 shares of Common Stock now held in its treasury.

VOTED: That the President and the Clerk of the corporation are hereby authorized to execute proper Articles of Amendment setting forth the alteration and amendment in the Restated Articles of Organization of the corporation adopted at this meeting and the due adoption thereof and that such Articles of Amendment be submitted to the Secretary of the Commonwealth for his approval and filing and the proper fee be paid to him.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 8th day of July in the year 1969.

/s/ Richard Hyde, President

/s/ Arthur T. Wasserman, Clerk

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $25.00 having been paid, said articles are deemed to have been filed with me this 10th day of July, 1969

/s/ John Davoren

/s/ Kevin White

                          Secretary of the Commonwealth

                           State House, Boston, Mass.

                         TO BE FILLED IN BY CORPORATION

         Photo copy of restated articles of organization to be sent to:

                            Nutter, McClennen & Fish
                                75 Federal Street
                           Boston, Massachusetts 02110
                               Attn: C. Alexander
                               Phone No. 423-7011

                               Copy mailed 7-14-69

                        The Commonwealth of Massachusetts
                          Secretary of the Commonwealth
                        State House, Boston, Mass. 02133


                                   04-1465840

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We,    Leonard R. Fisher, President and
       Joel A. Kozol, Clerk of

                         Hyde Athletic Industries, Inc.
                              (Name of Corporation)

located at 432 Columbia Street, Cambridge, Massachusetts 02141

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 2, 1983, by vote of 478,310 shares of Common Stock out of 825,210 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon. (1)

VOTED: That a change of each share of the Company's authorized Common Stock, $1.00 par value, including all shares issued and outstanding, into three shares having a par value of $.33 1/3 each, and an increase of the Company's authorized Common Stock from 2,425,000 shares, $1.00 par value, to 7,275,000 shares, $.33 1/3 par value, as heretofore authorized by the Company's Board of Directors, be, and hereby are, in all respects approved; and the Company's Board of Directors is hereby authorized and directed to take and/or to authorize all appropriate action to effectuate such stock split and increase of authorized capital stock.

(1) For amendment adopted pursuant to Chapter 156B, Section 70.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 2nd day of June in the year 1983.

/s/ Leonard R. Fisher, President


/s/ Joel A. Kozol, Clerk

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $2,425.00 having been paid, said articles are deemed to have been filed with me this 3rd day of June, 1983



/s/ Michael Joseph Connolly

                          Secretary of the Commonwealth
                           State House, Boston, Mass.



                         TO BE FILLED IN BY CORPORATION

         Photo copy of restated articles of organization to be sent to:

                             Scott N. Semel, Esquire
                              Friedman and Atherton
                           28 State Street, 19th Floor
                           Boston, Massachusetts 02109



                               Copy mailed 6-14-83

                        The Commonwealth of Massachusetts
                               Michael J. Connolly
                          Secretary of the Commonwealth
                        State House, Boston, Mass. 02133

                                   04-1465840

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We,      Charles A. Gottesman, Senior Vice President and
         Joel A. Kozol, Clerk of

                         Hyde Athletic Industries, Inc.
                              (Name of Corporation)

located at 13 Centennial Drive, Centennial Industrial Park, Peabody, MA 01961

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 25, 1987, by vote of 2,197,220 shares of Common Stock out of 2,845,098 shares outstanding (1) and 2,194,378 shares of Common Stock out of 2,845,098 shares outstanding (2) being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.
(2)

(1) With respect to Vote No. 1

                             See Continuation Sheets

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

VOTE NO. 1

VOTED: That the Restated Articles of Organization of the Corporation, as amended to date, be and hereby are, further amended by adding to Article 6 thereof the following provisions:

Elimination of Certain Director Liability: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Provided, however, that the provisions hereof shall not apply to limit or eliminate the liability of any director for any act or omission which occurred prior to the date on which these provisions become effective; and no amendment or repeal of said provisions thereafter shall deprive a director of the benefits thereof with respect to any acts or omissions occurring between the date on which these provisions became effective and the date of such amendment or repeal.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of April in the year 1988.

/s/ Charles A. Gottesman, Senior Vice President


/s/ Joel A. Kozol, Clerk



                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 27th day of April, 1988

                             /s/ Michael J. Connolly

                          Secretary of the Commonwealth
                           State House, Boston, Mass.

                         TO BE FILLED IN BY CORPORATION

         Photo copy of restated articles of organization to be sent to:

                             Sidney Werlin, Esquire
                              Friedman and Atherton
                           28 State Street, 19th Floor
                           Boston, Massachusetts 02109

                               Copy mailed 6-16-93

                        The Commonwealth of Massachusetts



                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                              ONE ASHBURTON PLACE,
                           BOSTON, MASSACHUSETTS 02108

                             FEDERAL IDENTIFICATION
                                 NO. 04-1465840

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72



We       John H. Fisher, President and
         David E. Redlick, Clerk of

                         Hyde Athletic Industries, Inc.
                           (Exact name of Corporation)

located at: 13 Centennial Drive, Peabody, Massachusetts 01961
(Massachusetts Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
3, 4 and 6
(Number those articles 1,2,3,4,5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on May 25, 1993, by vote of:

2,009,027 shares of Common Stock out of 2,813,395 shares outstanding, (1)

2,296,992 shares of Common Stock out of 2,813,395 shares outstanding, (2)

2,456,932 shares of Common Stock out of 2,813,395 shares outstanding, (3)  and

2,216,740 shares of Common Stock out of 2,813,395 shares outstanding, (4)

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

(1)      For the Reclassification Amendment. See Exhibit A attached hereto.
(2)      For the Preferred Stock Amendment. See Exhibit B attached hereto.
(3)      For the Indemnification Amendment. See Exhibit C attached hereto.
(4)      For the Business Enterprise Amendment. See Exhibit D attached hereto.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following

The total presently authorized is:



-------------------------------------------- ----------------------------------------------------------------------
         Without Par Value Stocks                                    With Par Value Stocks
-------------------------------------------- ----------------------------------------------------------------------
                              Number                                      Number
         Type                of Shares               Type                of Shares               Par Value
----------------------- -------------------- --------------------- ---------------------- -------------------------
        Common                                      Common               7,275,000               $.33 - 1/3
----------------------- -------------------- --------------------- ---------------------- -------------------------
       Preferred                                   Preferred               500,000                  $1.00
----------------------- -------------------- --------------------- ---------------------- -------------------------


CHANGE the total authorized to:

-------------------------------------------- ----------------------------------------------------------------------
         Without Par Value Stocks                                    With Par Value Stocks
-------------------------------------------- ----------------------------------------------------------------------

                              Number                                      Number
         Type                of Shares               Type                of Shares               Par Value
----------------------- -------------------- --------------------- ---------------------- -------------------------
       Common                                      Common
                                                   Class A              20,000,000               $.33 - 1/3
                                                   Class B              20,000,000               $.33 - 1/3
----------------------- -------------------- --------------------- ---------------------- -------------------------
       Preferred                                  Preferred               500,000                  $1.00
----------------------- -------------------- --------------------- ---------------------- -------------------------


                                                                  Exhibit A

                           RECLASSIFICATION AMENDMENT

VOTED:

That Article 3 of the corporation's Restated Articles of Organization, as amended, be and hereby is amended to increase from 7,275,000 to 40,000,000 the total number of shares of Common Stock, $.33 1/3 par value per share ("Common
Stock"), which the corporation shall have the authority to issue, of which 20,000,000 shares shall be designated Class A Common Stock, $.33 1/3 par value per share ("Class A Common Stock"), and 20,000,000 shares shall be designated Class B Common Stock, $.33 1/3 par value per share ("Class B Common Stock").

VOTED:

That Article 4 of the corporation's Restated Articles of Organization, as amended, be and hereby is amended by (i) deleting Paragraph (d) thereof and substituting therefor the following: "The authorized but unissued shares of Preferred Stock may be issued for such consideration, not less than par value thereof, as may be fixed from time to time by the Board of Directors": (ii) deleting Paragraph (e) (1) thereof in its entirety and (iii) adding thereto the following provisions:

"A. COMMON STOCK

1. Reclassification of Existing Common Stock. Upon these Articles of Amendment becoming effective pursuant to Chapter 156B of the Massachusetts General Laws (the "Effective Time"), and without any further action on the part of the corporation or its stockholders, each share of Common Stock of the corporation, $.33 1/3 par value per share (the "Existing Common Stock"), then issued (including shares held in the treasury of the corporation, if any) shall automatically be reclassified, changed and converted into one fully paid and nonassessable share of Class A Common Stock and certificates previously representing shares of Existing Common Stock shall be deemed to represent the same number of shares of Class A Common Stock.

2. General. The powers, preferences and rights of the holders of Class A Common Stock and Class B Common Stock (collectively the "Common Stock"), and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in these Restated Articles of Organization, as amended, and subject to the powers, preferences and rights of the holders of shares of Preferred Stock, as determined by the Board of Directors pursuant to this Article 4.

3. Dividends. Dividends or distributions may be declared and paid to the holders of the Class A Common Stock and the Class B Common Stock in cash, securities, or other property of the corporation out of any funds legally available therefor. If and when dividends or distributions on the Class A Common Stock and the Class B Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in securities of the corporation, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, provided, however, that in the case of regular cash dividends, no such dividends shall be declared or paid on one class of Common Stock unless a cash dividend is simultaneously declared and paid on the other class of Common Stock, and any such dividend will be paid on the Class B Common Stock in an amount per share of Class B Common Stock equal to 110% of the amount of such dividend paid on each share of Class A Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent); and provided, further, that, dividends or other distribution payable on the Common Stock in capital stock shall be made to all holders of Common Stock and may be made (i) in Class B Common Stock to the record holders of Class A Common Stock and to the record holders of Class B
Common Stock, (ii) in Class A Common Stock to the record holders of Class A Common Stock and in Class B Common Stock to the record holders of Class B Common Stock or (iii) in any other authorized class or series of capital stock to the holders of both classes of Common Stock.

4. Distribution on Dissolution, etc. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall, after payment in full of the liquidation preference, if any, of any outstanding Preferred Stock, be distributed pro rata, on a per share basis, to the holders of the Class A Common Stock and the Class B Common Stock.

5. Voting Rights.

(a) At each annual or special meeting of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the corporation in connection with the election of directors and all other actions submitted to a vote of stockholders. Holders of Class B Common Stock shall not vote on any matters: except that (i) the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock shall be required for the authorization of any amendment of these Restated Articles of Organization, as amended, that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely and
(ii) the holders of Class B Common Stock shall have such other voting rights as may be required under Chapter 156B of the Massachusetts General Laws. Notwithstanding the foregoing, an amendment of these Restated Articles of Organization, as amended, which (A) increases the number of authorized shares of Class B Common Stock or (B) authorizes a class or series of capital stock with preference or priority over the Class B Common Stock with respect to the right to receive dividends or amounts distributable upon liquidation, dissolution of winding up of the corporation shall not be considered an amendment on which the holders of Class B Common Stock are entitled to vote pursuant to either clause
(i) or clause (ii) of the foregoing sentence.

(b) The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock.

6. Conversion.

(a) All outstanding Class B Common Stock may be converted into Class A Common Stock on a share-for-share basis by the Board of Directors if, as a result of the existence of the Class B Common Stock, either the Class A Common Stock or Class B Common Stock is or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use and also excluded from Quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System and other comparable national quotation systems then in use. In making such determination, the Board of Directors may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc. or any other governmental or regulatory agency or any written instrument purporting to be authentic.

(b) All outstanding shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock on a share-for-share basis if at any time the number of outstanding shares of Class A Common Stock , as reflected on the stock transfer records of the corporation, falls below ten percent (10%) of the aggregate number of outstanding shares of Class A Common Stock and of Class B Common Stock. For purposes of the immediately preceding sentence, any Common Stock repurchased and held as treasury shares or canceled by the corporation shall no longer be deemed "outstanding" from and after the date of repurchase.

(c) In the event of any conversion of the Class B Common Stock pursuant to subparagraph A(6)(a) or A(6)(b), certificates which formerly represented outstanding shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Class A Common Stock and all authorized Common Stock shall consist of only Class A Common Stock.

7.   Class B Common Stock Protection Provision.

(a) If, after the Effective Time, any person, entity or group (other than the corporation) acting in concert acquires beneficial ownership of shares representing 10% or more of the then outstanding Class A Common Stock (excluding, for purposes of determining the shares owned by such person, entity or group but not for purposes of determining the shares outstanding, the shares beneficially owned by such person or group before the Effective Time and any shares acquired upon the issuance or sale by the corporation, by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such person or reincorporating such person in another jurisdiction, but excluding a merger or consolidation effected for the purpose of acquitting another person), by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan), and such person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of the Class B Common Stock that such Significant Stockholder acquired after the first issuance of Class B Common Stock (the "Distribution Date"), such Significant Stockholder must, within a ninety (90) day period beginning the day after becoming a Significant Stockholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class B Common Stock as provided in this subparagraph A(7) of Article 4 (a "Class B Protection Transaction").

(b) In each Class B Protection Transaction, the Significant Stockholder must make a public tender offer to acquire that number of additional shares of Class B Common Stock determined by (i) multiplying the percentage of outstanding shares of Class A Common Stock beneficially owned by such Significant
Stockholder and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Class B Common Stock outstanding on the date such person or group became a Significant Stockholder, and (ii) subtracting therefrom the excess (if any) of the number of shares of Class B Common Stock beneficially owned on such date (including shares acquired on such date at or prior to the time such person or group became a Significant Stockholder) over the number of shares of Class B Common Stock beneficially owned on the Distribution Date (as such number may be appropriately adjusted for any stock splits, stock dividends or similar recapitalization). The Significant Stockholder must acquire all of such shares validly tendered; provided, however, that if the number of shares of Class B Common Stock tendered to the Significant Stockholder exceeds the number of shares required to be acquired pursuant to the formula set forth in this subparagraph A(7)(b), the number of shares of Class B Common Stock acquired from each tendering holder shall be such portion of the number of shares tendered by such stockholder as is equal to the number of shares required to be acquired as a percentage of the total number of shares tendered by all tendering holders.

(c) The offer price for any Class B Common Stock required to be purchased by the Significant Stockholder pursuant to this subparagraph A(7) shall be the greatest of (i) the highest price per share paid by the Significant Stockholder for any share of Class A Common Stock in the six month period ending on the date such person or group became a Significant Stockholder, (ii) the highest reported sale price of a share of Class A Common Stock or Class B Common Stock on the NASDAQ National Market System (or such other exchange or quotation system as is then the principal trading market for such shares) on the date such person or group became a Significant Stockholder and (iii) the highest reported sale price of a share of Class A Common Stock or Class B Common Stock on the NASDAQ National Market System (or such other exchange or quotation system as is then the principal trading market for such shares) on the date preceding the date the Significant Stockholder makes the tender offer required by this subparagraph A(7). For purposes of subparagraph A(7)(d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding-sentence shall be the date on which the Significant Stockholder becomes required to engage in the subsequent Class B Protection Transaction for which such calculation is required. In the event that the Significant Stockholder as acquired Class A Common Stock in the six month period ending on the date such person or group becomes a Significant Stockholder for consideration other than cash, the value of such consideration per share of Class A Common Stock shall be as determined in good faith by the Board of Directors.

(d) A Class B Protection Transaction shall also be required to be effected by any Significant Stockholder each time that the Significant Stockholder acquires beneficial ownership of the next higher integral multiple of 5% (e.g., 15%, 20%, 25%, etc.) of the outstanding Class A Common Stock after the Effective Time (other than upon the issuance or sale by the corporation, by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such person or reincorporating such person in another jurisdiction, but excluding a merger or consolidation effected for the purpose of acquiring another person), by will of the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) if such Significant Stockholder does not then own an equal or greater percentage of the Class B Common Stock that such Significant Stockholder acquired after the Distribution Date. Such Significant Stockholder shall be required to make a public cash tender offer to acquire that number of shares of Class B Common Stock prescribed by the formula set forth in subparagraph A(7)(b) above and must acquire all shares validly tendered or a pro rate portion thereof, as specified in subparagraph A(7)(b), at the price determined pursuant to subparagraph A(7)(c) above.

(e) If any Significant Stockholder fails to make an offer required by this subparagraph A(7), or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Stockholder shall not be entitled to vote any Class A Common Stock beneficially owned by such Significant Stockholder unless and until such requirements are complied with or unless and until all Class A Common Stock causing such offer requirement to be effective are no longer beneficially owned by such Significant Stockholder.

(f) The Class B Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding, provided that any acquisition after such change which resulted in any person, entity or group beneficially owning ten percent (10%) or more of the Class A Common Stock (excluding, for purposes of determining the shares owned by such person, entity or group but not for purposes of determining the shares outstanding, Class A Common Stock held by such Significant Stockholder immediately after the Effective Time) shall be subject to any Class B Protection Transaction requirement that would be imposed with respect to a Significant Stockholder pursuant to this subparagraph A(7).

(g) All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Stock will be based upon the numbers of issued and outstanding shares reported by the corporation on the last to be filed of (i) the corporation's most recent Annual Report on Form 10-K,
(ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent Form 10-C.

(h) For purposes of this subparagraph A(7), the term "person" means a natural person, corporation, partnership, trust, association, government, or political subdivision, agency or instrumentality of a government, or other entity. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation. The formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

8. Merger or Consolidation. In the event of a merger or consolidation of the corporation with or into another entity (whether or not the corporation is the surviving entity), the holders of Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of Class A Common Stock in such merger or consolidation.

9. Splits, Subdivisions, etc. If the corporation shall in any manner split, subdivide or combine the outstanding Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

10. No Preemptive Rights. No holder of Class A Common Stock or Class B Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the corporation or to any security of the corporation convertible into such stock.

11. Consideration for Sale of Shares. The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

12. Consideration for Purchase of Shares. The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law."


                                                                      Exhibit B

                            PREFERRED STOCK AMENDMENT

VOTED:

That Article 4 of the corporation's Restated Articles of Organization, as amended, be and hereby is deleted, except for any other provision added by an amendment approved by the corporation's stockholders at the corporation's Annual Meeting of Stockholders held on May 25, 1993 or any adjournment thereof, and the following is substituted therefor:

"B.  PREFERRED STOCK

1. The shares of Preferred Stock may be divided into and issued in one or more series of any number of shares, provided that the aggregate numbers of shares outstanding of all such series shall not exceed the total number of shares of Preferred Stock authorized by the Restated Articles of Organization. Each series of Preferred Stock shall be distinctively designated. Except as otherwise herein stated, all series of Preferred Stock shall rank equally and be identical in all respects. Each share of a series shall be identical in all respects with all other shares of such series.

2. The Board of Directors shall have authority by resolution to establish and designate each series of Preferred Stock and the number of shares which shall constitute each series (which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) by vote of the Board of Directors), and therein to fix and determine the variations in the relative rights preferences as between the different series with respect to:

     (a) the annual rate or amount of dividends payable on shares of each series, whether such dividends shall be cumulative or non-cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative on all shares of each series issued prior to the payment date for the first dividend of each such series;

     (b) whether each series shall be redeemable or callable and, if so, the terms and conditions of such redemption or call, including the time or times when and the price or prices at which shares of each series shall be redeemed, or called, and including the terms and conditions of any retirement or sinking fund for the purchase or redemption of shares of each series;

     (c) the amount payable on shares of each series in the event of liquidation, dissolution or winding up of the affairs of the corporation;

     (d) whether each series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of each series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

     (e) whether each series shall have any voting rights in addition to those prescribed by law, and, if so, the terms and conditions of exercise of such voting rights;

     (f) the conditions and restrictions, if any, on the payment of dividends, or on the making of other distributions on, or the purchase, redemption or other acquisition by, the corporation or any subsidiary, of the Common Stock, or of any other class (or other series of the same class) ranking junior to the shares of such series as to dividends or upon liquidation, dissolution or winding up;

     (g) the conditions and restrictions, if any, on the creation of indebtedness of the corporation or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of each series as to dividends or upon liquidation, dissolution or winding up; and

     (h) such other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or resolutions previously adopted as to shares then still authorized or with the provisions of these Restated Articles of Organization or with the laws of the Commonwealth of Massachusetts.

3. In case the corporation shall not pay in full all dividends required to be paid on all shares of all series of cumulative Preferred Stock at the time outstanding to the full extent of the preference, if any, to which each such cumulative series is entitled, all cumulative series which are of equal rank with respect to such dividend preference shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the amounts that would be payable on such series if all dividends thereon were paid in full. Accumulations of dividends shall not bear interest.

4. The authorized but unissued shares of Preferred Stock may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

5. Except as otherwise determined pursuant to authority of the Board of Directors as hereinbefore provided, or by Chapter 156B of the Massachusetts General Laws, the holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders."

                                                                  Exhibit C

                            INDEMNIFICATION AMENDMENT



VOTED:

That the corporation's Restated Articles of organization, as amended, be and hereby are amended by adding to Article 6 thereof the following provision:

INDEMNIFICATION

1. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 5 below, the corporation shall not indemnify as Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at the time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to
Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

                                                                  Exhibit D

                          BUSINESS ENTERPRISE AMENDMENT

VOTED:

That the corporation's Restated Articles of Organization, as amended, be and hereby are amended by adding to Article 6 thereof the following provision:

          AUTHORITY TO BE A PARTNER IN ANY BUSINESS ENTERPRISE

          The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 25th day of May, in the year 1993.

/s/ John H. Fisher, President and

/s/ David E. Redlick, Clerk

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



I hereby approve the within articles of amendment and, the filing fee in the amount of $32,925 having been paid, said articles are deemed to have been filed with me this 25th day of May, 1993.





                           /s/ Michael Joseph Connolly
                               Secretary of State

                         TO BE FILLED IN BY CORPORATION

          Photocopy of restated articles of organization to be sent to:



                                David E. Redlick
                                  Hale and Dorr
                                 60 State Street
                                Boston, MA 02109
                             Telephone: 617-526-6434

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-1465840



                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                               One Ashburton Place
                        Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,      John H. Fisher, President and

         David E. Redlick, Clerk of

                         Hyde Athletic Industries, Inc.,
                           (Exact name of corporation)

located at 13 Centennial Drive, Centennial Industrial Park, Peabody, MA 01960. (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

1
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 21, 1998, by vote of:

2,316,015 shares of Class A Common Stock of 2,703,227 shares outstanding, (type, class & series, if any)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

     VOTED: That Article 1 of the Articles of Organization of the Corporation be deleted in its entirety and that the following be inserted in lieu thereof:

          1.   The name by which the corporation shall be known is:

                                  Saucony, Inc.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:



-------------------------------------------- ----------------------------------------------------------------------
         Without Par Value Stocks                                    With Par Value Stocks
-------------------------------------------- ----------------------------------------------------------------------
                              Number                                      Number
         Type                of Shares               Type                of Shares               Par Value
----------------------- -------------------- --------------------- ---------------------- -------------------------
        Common                                      Common
----------------------- -------------------- --------------------- ---------------------- -------------------------
      Preferred                                   Preferred
----------------------- -------------------- --------------------- ---------------------- -------------------------


Change the total authorized to:

-------------------------------------------- ----------------------------------------------------------------------
         Without Par Value Stocks                                    With Par Value Stocks
-------------------------------------------- ----------------------------------------------------------------------
                              Number                                      Number
         Type                of Shares               Type                of Shares               Par Value
----------------------- -------------------- --------------------- ---------------------- -------------------------
        Common                                      Common
----------------------- -------------------- --------------------- ---------------------- -------------------------
      Preferred                                    Preferred
----------------------- -------------------- --------------------- ---------------------- -------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.



SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of May, 1998.

/s/ John H. Fisher, President

/s/ David E. Redlick, Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS



                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $___ having been paid, said articles are deemed to have been filed with me this______ day of ________ 19___.

Effective date:

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH





                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                                  Donna A. Pace
                               Corporate Paralegal
                                Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109
                                 (617) 526-5179